Exhibit 99.1

GREENHUNTER WATER SELLS

NON-CORE ASSETS LOCATED IN SOUTH TEXAS

SALE OF SWD WELL FOR $3.375 MILLION

GRAPEVINE, TEXAS, March 27, 2014—GreenHunter Resources, Inc. (NYSE MKT: GRH and GRH.PRC), a diversified water resource, waste management and environmental services company specializing in the unconventional oil and natural gas shale resource plays, announced today that its wholly-owned subsidiary, GreenHunter Water, LLC, has closed on the sale of its Westhoff, Dewitt County salt water disposal (SWD) well. Total consideration received from the sale of the Westhoff SWD was $3.375 million. This SWD has a daily permitted disposal capacity of 25,000 barrels (BBL). The well was originally drilled in October 2012 and had actual maximum monthly injections of 34,630 barrels or 4,305 barrels per day back in March 2013. GreenHunter Water has also entered into an operating agreement with the purchaser of this property, Clear Water Resources Partners, LLC, until the UIC permit transfer with the Texas Railroad Commission (TRRC) has been completed and approved.

MANAGEMENT COMMENTS

Commenting on the sale of this additional non-core asset, Kirk Trosclair, GreenHunter’s Executive Vice President and COO, stated, “GreenHunter continues to execute and fast track the divestiture of its South Texas salt water disposal (SWD) assets as mentioned during the fourth quarter of 2013. We currently have one remaining salt water disposal (SWD) facility located in Dilley, TX, which is under contract to be sold in April. Management is continuing its game plan of focusing 100 percent of our future growth to the existing and fast growing asset base located in the Appalachian Region.”

About GreenHunter Water, LLC (a wholly owned subsidiary or GreenHunter Energy, Inc.)

GreenHunter Water, LLC provides Total Water Management Solutions™ in the oilfield. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-CycleTM), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCATTM) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

For a visual animation of the Class II Salt Water Disposal well development and completion technique that is being utilized in GreenHunter Water’s Appalachia, Eagle Ford, Mississippian Lime and Bakken SWD program, navigate to the video by clicking on “Salt Water Disposal Animation” button on the Operations tab at GreenHunterEnergy.com or click here.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

About Clear Water Resources Partners, LLC

Clear Water Resources Partners, LLC, a Texas based company with headquarters in San Marcos, owns and operates saltwater disposal facilities and provides fluid management solutions throughout the Eagle Ford Shale.

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Resources and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Resources undertakes no obligation to update these forward-looking statements in the future.

Non-GAAP Measures: Reconciliation to Standardized Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release. We believe adjusted EBITDA (as defined by period net loss as adjusted for income tax, interest expense, depreciation expense, impairment of asset value, non-cash stock based compensation and other non cash gains) to be an important measure for evaluating the company’s operational progress and as useful information to investors because it is widely used by professional analysts and investors in evaluating companies in a state of high growth. However, adjusted EBITDA should not be considered as an alternative to the standardized measure as computed under GAAP.

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For Further Information Contact:

GreenHunter Resources, Inc.

Melissa M. Pagen

Assistant Vice President – Investor Relations

1048 Texan Trail

Grapevine, TX 76051

Tel: (972)410-1044

mpagen@greenhunterresources.com